NEWS RELEASE

Teradata Reports 2017 First Quarter Results

Customer demand for Teradata’s new subscription-based offerings continues, in line with expectations

ATLANTA- April 27, 2017 -- Teradata Corp. (NYSE: TDC) reported revenue of $491 million for the quarter ended March 31, 2017, versus $545 million in the first quarter of 2016. However, revenue in the first quarter of 2016 included $34 million of revenue from the Marketing Applications business that Teradata sold on July 1, 2016.
As reported under U.S. Generally Accepted Accounting Principles (GAAP), Teradata recorded a net loss of $2 million in the first quarter, or $(0.02) per share, which compared to a net loss of $46 million, or $(0.36) per share, in the first quarter of 2016. Excluding stock-based compensation expense, and the special items described in footnote #3, non-GAAP net income in the first quarter of 2017 was $37 million, or $0.28 per diluted share. 2016 first quarter non-GAAP net income was $62 million, or $0.47 per diluted share, which excluded stock-based compensation expense, special items and the Marketing Applications business.(3)
“I remain confident in our strategy and our people as we power through our business transformation. Our technology remains best of breed and our customers continue to rely on our services; and now, we offer greater choices in how our customers can purchase and deploy Teradata for analytics.  This is a winning combination,” said Victor Lund, president and CEO, Teradata Corporation. “Our team is focused on driving successful business outcomes for our customers and is energized about our future.”
Segment Revenue Performance
(in millions)

	For the Three Months Ended March 31
	2017	2016	% Change as Reported	% Change in Constant Currency(1)
Americas Data and Analytics	$267	$295	(9)%	(10)%
International Data and Analytics	224	216	4%	7%
Total Data and Analytics	$491	$511	(4)%	(3)%
Marketing Applications	—	34	(100)%	(100)%
Total Revenue	$491	$545	(10)%	(9)%
Gross Margin
Gross margin was 45.6 percent, versus 49.4 percent reported in the first quarter of 2016. On a non-GAAP basis, excluding stock-based compensation expense, special items and the Marketing Applications business from the first quarter of 2016, gross margin was 51.1 percent in the first quarter of 2017, versus 54.2 percent in the first quarter of 2016.(3) The decrease in gross margin rate for the quarter resulted from a higher mix of services versus product revenue and lower services margin.
Operating Income
Teradata incurred an operating loss of $1 million in the first quarter of 2017 compared to a $42 million operating loss in the first quarter of 2016. On a non-GAAP basis, excluding stock-based compensation expense, special items and the Marketing Applications business from the first quarter of 2016, operating income was $58 million in the first quarter of 2017, versus $92 million in the first quarter of 2016.(3) The year-over-year decrease in first quarter non-GAAP operating income was primarily due to lower revenue, lower gross margin rate, and incremental operating expenses to support Teradata’s strategic initiatives.
Cash Flow
Teradata generated $248 million of cash from operating activities in the first quarter of 2017, compared to $250 million in the same period in 2016.
Teradata generated $230 million of free cash flow (cash from operating activities less capital expenditures and additions to capitalized software)(2) in the first quarter of 2017, compared to $224 million in 2016.(2)
Balance Sheet
Teradata ended the first quarter 2017 with $1.164 billion in cash, which was substantially all held outside the United States. During the quarter, the company used $43 million of domestic cash to repurchase approximately 1.4 million shares of its common stock.
As of March 31, 2017, Teradata had total debt of approximately $563 million, all of which was outstanding under a term loan. Teradata had no borrowings under its $400 million revolving credit facility as of March 31, 2017.
Expectations
As Teradata’s customers have begun to shift to the company’s new subscription-based pricing and deployment options, it is difficult to estimate how much full-year 2017 reported revenue could be impacted by the ratable manner in which revenue is recognized for these new purchasing options.
Teradata is providing its current views with respect to the company’s second quarter revenue and earnings per share. However, such expectations are also highly dependent upon the rate at which customers convert to subscription-based transactions as well as the factors described in the company’s filings with the U.S. Securities and Exchange Commission.
Revenue for the second quarter of 2017 is anticipated to be in the $510 to $530 million range. Second quarter GAAP earnings per share is projected to be in the $0.01 to $0.06 range. On a non-GAAP basis, which excludes stock-based compensation expense, and other special items, earnings per share is expected to be in the $0.25 to $0.30 range.(3)
Business Transformation Update
Teradata made a number of advancements in the execution of its business transformation plan in the first quarter, including realigning its sales resources to focus on the greatest revenue opportunities. These customers and prospects are typically large enterprises with complex analytics requirements and the need to scale.  This target market aligns best with Teradata’s core strengths and competitive advantages.
Additionally, Teradata continued to add talent in sales, engineering and consulting, as well as make further investments in technology and infrastructure to better align with customer preferences and the evolving market place. Teradata also continued to advance its hybrid cloud technology and introduced new licensing options and pricing tiers, offering customers additional choice and greater flexibility in how they leverage analytics for business advantage.
Earnings Conference Call
A conference call is scheduled today at 8:30 a.m. (ET) to discuss the company’s first quarter 2017 results. Access to the conference call, as well as a replay of the call, is available on Teradata’s website at investor.teradata.com.

Supplemental Financial Information
Additional information regarding Teradata’s operating results is provided below as well as on the Investor Relations page of Teradata’s website.

1.
The impact of currency is determined by calculating the prior-period results using the current-year monthly average currency rates as indicated in the “segment revenue performance” section of this release. See the foreign currency fluctuation schedule on the Investor Relations page of the company’s web site at investor.teradata.com, which is used to determine revenue on a constant currency (“CC”) basis.

2.
As described below, the company believes that free cash flow is a useful non-GAAP measure for investors. Teradata defines free cash flow as cash provided/used by operating activities less capital expenditures for property and equipment, and additions to capitalized software. Free cash flow does not have a uniform definition under GAAP and therefore, Teradata’s definition may differ from other companies’ definitions of this measure. Teradata’s management uses free cash flow to assess the financial performance of the company and believes it is useful for investors because it relates the operating cash flow of the company to the capital that is spent to continue and improve business operations. In particular, free cash flow indicates the amount of cash generated after capital expenditures for, among other things, investment in the company’s existing businesses, strategic acquisitions, strengthening the company’s balance sheet, repurchase of the company’s stock and repayment of the company’s debt obligations, if any. Free cash flow does not represent the residual cash flow available for discretionary expenditures since there may be other nondiscretionary expenditures that are not deducted from the measure. This non-GAAP measure is not meant to be considered in isolation, as a substitute for, or superior to, results determined in accordance with GAAP, and should be read only in conjunction with our condensed consolidated financial statements prepared in accordance with GAAP.

Effective the first quarter of 2017, the company no longer capitalizes certain software development costs; rather, these costs are currently expensed as research and development costs and are included as a component of cash provided by operating activities; this change does not impact the methodology of the free cash flow calculation.

	For the Three Months Ended March 31 (in millions)
	2017	2016

Cash provided by operating activities (GAAP)	$248	$250
Less capital expenditures for:
Expenditures for property and equipment	(16)	(8)
Additions to capitalized software	(2)	(18)
Total capital expenditures	(18)	(26)
Free Cash Flow (non-GAAP measure)(3)	$230	$224

3.
Teradata reports its results in accordance with GAAP. However, as described below, the company believes that certain non-GAAP measures (such as non-GAAP gross margin, non-GAAP operating income, non-GAAP net income, and non-GAAP earnings per diluted share, or EPS, all of which exclude certain items, sold businesses, as well as free cash flow) are useful for investors. Our non-GAAP measures are not meant to be considered in isolation or as substitutes for, or superior to, results determined in accordance with GAAP, and should be read only in conjunction with our condensed consolidated financial statements prepared in accordance with GAAP.

The following tables reconcile Teradata’s actual and projected results and EPS under GAAP to the company’s actual and projected non-GAAP results and EPS for the periods presented, which exclude certain specified items. Our management internally uses supplemental non-GAAP financial measures, such as gross margin, operating income, net income and EPS, excluding certain items, to understand, manage and evaluate our business and support operating decisions on a regular basis. The company believes such non-GAAP financial measures (1) provide useful information to investors regarding the underlying business trends and performance of the company’s ongoing operations, (2) are useful for period-over-period comparisons of such operations and results, that may be more easily compared to peer companies and allow investors a view of the company’s operating results excluding stock-based compensation expense, special items and transactions such as sold businesses, including the Marketing Applications business which was sold on July 1, 2016, (3) provide useful information to management and investors regarding present and future business trends, and (4) provide consistency and comparability with past reports and projections of future results.

Teradata’s reconciliation of GAAP to non-GAAP results is included in this release.
(in millions, except per share data)

	For the Three Months Ended March 31

Gross Profit:	2017	2016	% Chg as Rpt’d
GAAP Gross Profit	$224	$269	(17)%
% of Revenue	45.6%	49.4%

Excluding:
Stock-based compensation expense	4	4
Amortization of acquisition-related intangible assets	—	2
Acquisition, integration, reorganization and transformation related costs	2	3
Capitalized Software ASC 985-20	21	16
Marketing Applications gross profit*	—	(17)
Non-GAAP Gross Profit	$251	$277	(9)%
% of Revenue	51.1%	54.2%

Operating (Loss)/Income:
GAAP Operating Loss	$(1)	$(42)
% of Revenue	(0.2)%	(7.7)%

Excluding:
Stock-based compensation expense	16	21
Amortization of acquisition-related intangible assets	1	5
Acquisition, integration, reorganization and transformation related costs	21	20
Impairment of goodwill and other assets	—	80
Capitalized Software ASC 985-20	21	—
Marketing Applications gross profit*	—	8
Non-GAAP Operating Income	$58	$92	(37)%
% of Revenue	11.8%	18.0%

Net (Loss)/Income:
GAAP Net Loss	$(2)	$(46)
% of Revenue	(0.4)%	(8.4)%

Stock-based compensation expense	16	21
Amortization of acquisition-related intangible assets	1	5
Acquisition, integration, reorganization and transformation related costs	21	20
Impairment of goodwill and other assets	—	80
Capitalized Software ASC 985-20	21	—
Marketing Applications gross profit*	—	8
Income tax adjustments**	(20)	(26)
Non-GAAP Net Income	$37	$62	(40)%
% of Revenue	7.5%	12.1%

	For the Three Months Ended March 31		Q2 2017
Earnings Per Share:	2017	2016	Expectations
GAAP Loss per share	$(0.02)	$(0.36)	$0.01 - $0.06
Excluding:
Stock-based compensation expense	0.12	0.16	0.14
Amortization of acquisition-related intangible assets	0.01	0.04	0.01
Acquisition, integration, reorganization and transformation related costs	0.16	0.15	0.08
Impairment of goodwill and other assets	—	0.61	—
Capitalized Software ASC 985-20	0.16	—	0.13
Marketing Applications gross profit*	—	0.06	—
Income tax adjustments**	(0.15)	(0.19)	(0.12)
Non-GAAP diluted earnings per share	$0.28	$0.47	$0.25 - $0.30

*Represents the results of operations of Teradata’s Marketing Applications business, which is an adjustment to arrive at non-GAAP results due to sale of this business on July 1, 2016.
**Represents the income tax effect of the pre-tax adjustments to reconcile GAAP to Non-GAAP income based on the applicable jurisdictional statutory tax rate of the underlying item. Including the income tax effect assists investors in understanding the tax provision associated with those adjustments and the effective tax rate related to the underlying business and performance of the company’s ongoing operations.

Note to Investors

This news release contains forward-looking statements, including statements as to anticipated or expected results, beliefs, opinions and future financial performance, within the meaning of Section 21E of the Securities and Exchange Act of 1934. Forward-looking statements include projections of revenue, profit growth and other financial items, future economic performance and statements concerning analysts’ earnings estimates, among other things. These forward-looking statements are based upon current expectations and assumptions and involve risks and uncertainties that could cause Teradata’s actual results to differ materially. In addition to the factors discussed in this release, other risks and uncertainties could affect our future results, and could cause actual results to differ materially from those expressed in such forward-looking statements. Such factors include those relating to: the global economic environment in general or on the ability of our suppliers to meet their commitments to us, or the timing of purchases by our current and potential customers, and other general economic and business conditions; the rapidly changing and intensely competitive nature of the information technology industry and the data analytics business, including the increased pressure on price/performance for data analytics solutions and changes in customers’ buying patterns; fluctuations in our operating results, unanticipated delays or accelerations in our sales cycles and the difficulty of accurately estimating revenues; failure to realize the anticipated benefits of our business transformation program, divestitures, senior management changes, or other restructuring and cost saving initiatives; risks inherent in operating in foreign countries, including the impact of economic, political, legal, regulatory, compliance, cultural, foreign currency fluctuations and other conditions abroad (including Brexit); the timely and successful development, production or acquisition and market acceptance of new and existing products and services, including our ability to accelerate market acceptance of new products and services as well as the reliability, quality, security and operability of new products because of the difficulty and complexity associated with their testing and production; tax rates; turnover of workforce and the ability to attract and retain skilled employees; availability and successful exploitation of new acquisition and alliance opportunities; our ability to execute integration plans for newly acquired entities, including the possibility that expected synergies and operating efficiencies may not be achieved, that such integration efforts may be more difficult, time-consuming or costly than expected, and that operating costs, customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers, clients or suppliers) may be greater than expected following the transaction; recurring revenue may decline or fail to be renewed; changes in Generally Accepted Accounting Principles (GAAP) and the resulting impact, if any, on the company’s accounting policies; continued efforts to establish and maintain best-in-class and secure internal information technology and control systems; and other factors described from time-to-time in the company’s filings with the U.S. Securities and Exchange Commission, including its annual report on Form 10-K and subsequent quarterly reports on Forms 10-Q, as well as the company’s annual reports to stockholders. The company does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise
.
About Teradata
Teradata empowers companies to achieve high-impact business outcomes. Our focus on business solutions for analytics, coupled with our industry leading technology and architecture expertise, can unleash the potential of great companies. Visit teradata.com.

Get to know Teradata:
Teradata and the Teradata logo are trademarks or registered trademarks of Teradata Corporation and/or its affiliates in the U.S. and worldwide.

INVESTOR CONTACT: Gregg Swearingen Teradata (937) 242-4600 gregg.swearingen@teradata.com	MEDIA CONTACT: Mike O’Sullivan Teradata (937) 242-4786 mike.osullivan@teradata.com
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			Schedule A
TERADATA CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in millions, except per share amounts - unaudited)

	For the Period Ended March 31
	Three Months
	2017	2016	% Chg
Revenue
Product and cloud	$166	$208	(20)%
Services	325	337	(4)%
Total revenue	491	545	(10)%

Product gross profit	90	119
% of Revenue	54.2%	57.2%
Services gross profit	134	150
% of Revenue	41.2%	44.5%
Total gross profit	224	269
% of Revenue	45.6%	49.4%

Selling, general and administrative expenses	155	174
Research and development expenses	70	57
Impairment of goodwill, acquired intangibles and other assets	—	80
Loss from operations	(1)	(42)
% of Revenue	(0.2)%	(7.7)%

Other expense, net	(1)	(3)
Loss before income taxes	(2)	(45)
% of Revenue	(0.4)%	(8.3)%

Income tax expense	—	1
% Tax rate	—%	(2.2)%

Net loss	$(2)	$(46)
% of Revenue	(0.4)%	(8.4)%

Net loss per common share
Basic	$(0.02)	$(0.36)
Diluted	$(0.02)	$(0.36)

Weighted average common shares outstanding
Basic	130.4	129.4
Diluted	130.4	129.4

			Schedule B
TERADATA CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions - unaudited)
	March 31,	December 31,	March 31,
	2017	2016	2016
Assets

Current assets
Cash and cash equivalents	$1,164	$974	$917
Accounts receivable, net	442	548	519
Inventories	40	34	54
Assets held for sale	—	—	139
Other current assets	58	65	48

Total current assets	1,704	1,621	1,677

Property and equipment, net	142	138	131
Capitalized software, net	167	187	190
Goodwill	392	390	384
Acquired intangible assets	10	11	17
Deferred income taxes	50	49	48
Other assets	18	17	17
Total assets	$2,483	$2,413	$2,464

Liabilities and stockholders' equity

Current liabilities
Current portion of long-term debt	$38	$30	$30
Short-term borrowings	—	—	80
Accounts payable	89	103	83
Payroll and benefits liabilities	109	139	118
Deferred revenue	514	369	506
Liabilities held for sale	—	—	55
Other current liabilities	85	88	96
Total current liabilities	835	729	968

Long-term debt	523	538	560
Pension and other postemployment plan liabilities	101	96	81
Long-term deferred revenue	14	14	15
Deferred tax liabilities	25	33	20
Other liabilities	31	32	26
Total liabilities	1,529	1,442	1,670

Stockholders' equity
Common stock	1	1	1
Paid-in capital	1,243	1,220	1,158
Accumulated deficit	(207)	(161)	(297)
Accumulated other comprehensive loss	(83)	(89)	(68)
Total stockholders' equity	954	971	794

Total liabilities and stockholders' equity	$2,483	$2,413	$2,464

		Schedule C
TERADATA CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions - unaudited)

	For the Period Ended March 31
	Three Months
	2017	2016
Operating activities
Net loss	$(2)	$(46)

Adjustments to reconcile net income to net cash provided
by operating activities:
Depreciation and amortization	36	34
Stock-based compensation expense	16	21
Deferred income taxes	(8)	(10)
Impairment of goodwill, acquired intangibles and other assets	—	80
Changes in assets and liabilities:
Receivables	106	66
Inventories	(6)	(5)
Current payables and accrued expenses	(44)	(16)
Deferred revenue	145	140
Other assets and liabilities	5	(14)

Net cash provided by operating activities	248	250

Investing activities
Expenditures for property and equipment	(16)	(8)
Additions to capitalized software	(2)	(18)
Business acquisitions and other investing activities	—	(3)

Net cash used in investing activities	(18)	(29)

Financing activities
Repurchases of common stock	(43)	(47)
Repayments of long-term borrowings	(8)	(7)
Repayments of credit facility borrowings	—	(100)
Other financing activities, net	7	9

Net cash used in financing activities	(44)	(145)

Effect of exchange rate changes on cash and cash equivalents	4	2

Increase in cash and cash equivalents	190	78
Cash and cash equivalents at beginning of period	974	839

Cash and cash equivalents at end of period	$1,164	$917

				Schedule D
TERADATA CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions - unaudited)
	For the Three Months Ended March 31
	2017	2016	% Change As Reported	% Change Constant Currency(2)
Segment Revenue

Americas Data and Analytics	$267	$295	(9)%	(10)%
International Data and Analytics	224	216	4%	7%
Total Data and Analytics	491	511	(4)%	(3)%

Marketing Applications	—	34	(100)%	(100)%

Total revenue	491	545	(10)%	(9)%

Segment gross profit

Americas Data and Analytics	151	175
% of Revenue	56.6%	59.3%

International Data and Analytics	100	102
% of Revenue	44.6%	47.2%

Total Data and Analytics gross profit	251	277
% of Revenue	51.1%	54.2%

Marketing Applications	—	17
% of Revenue	NA	50.0%

Total segment gross profit	251	294
% of Revenue	51.1%	53.9%

Reconciling items (1)	(27)	(25)

Total gross profit	$224	$269
% of Revenue	45.6%	49.4%

(1) Reconciling items include stock-based compensation, capitalized software, amortization of acquisition-related intangible assets and acquisition, integration and reorganization-related items.
(2) The impact of currency is determined by calculating the prior period results using the current-year monthly average currency rates.

				Schedule E

TERADATA CORPORATION
REVENUE COMPARISON AS REPORTED AND CONSTANT CURRENCY
(in millions - unaudited)

	For the three months ended March 31
	2017	2016	% Change As Reported	% Change Constant Currency*
Revenue

Maintenance	$176	$168	5%	5%
Subscription licenses, cloud and upgrades	76	70	9%	10%
Total recurring revenue	252	238	6%	7%
% of total revenue	51%	44%

Licenses and products	90	120	(25)%	(24%)
Consulting services	149	153	(3)%	(2%)

Marketing Applications	—	34	(100)%	(100%)

Total revenue	$491	$545	(10)%	(9%)

*The impact of currency is determined by calculating the prior period results using the current-year monthly average currency rates.